Exhibit 99.1

January 29, 2025

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS SOLID EARNINGS AND

IMPROVING MARGIN FOR THE FOURTH QUARTER OF 2024

•	168 consecutive quarters of profitability

•	Net interest margin improved from 2.66% in the third quarter of 2024 to 2.72% in the fourth quarter of 2024

•	Efficiency ratio declined to 56.4% for the fourth quarter of 2024

•	Continued strong performance in fee-based businesses

•	Completed acquisition of Crest Retirement Advisors LLC based in Dublin, OH

•	Wealth management assets under management increased to $4.2 billion at December 31, 2024 including the Crest addition

CANFIELD, Ohio (January 29, 2025) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today reported net income of $14.4 million, or $0.38 per diluted share, for the quarter ended December 31, 2024, compared to $14.6 million, or $0.39 per diluted share, for the quarter ended December 31, 2023. Net income for the fourth quarter of 2024 included certain pretax items. Excluding these items (non-GAAP), net income for the fourth quarter of 2024 was $14.5 million, or $0.39 per diluted share.

Kevin J. Helmick, President and CEO, stated “Our team has done an outstanding job navigating a dynamic economic and interest rate cycle in 2024. We are proud to provide our Ohio and Pennsylvania communities with diverse, personalized, and market-leading financial solutions and are excited about expanding our fee business into the greater Columbus market with the acquisition of Crest Retirement. Our fourth quarter performance highlights the positive momentum underway in our business and we continue to believe Farmers is very well positioned to grow earnings in 2025.”

Balance Sheet

Total assets were $5.12 billion at December 31, 2024, compared to $5.24 billion at September 30, 2024, and $5.08 billion at December 31, 2023. Loans declined slightly to $3.27 billion at December 31, 2024 from $3.28 billion at September 30, 2024, but increased $70.2 million from December 31, 2023. The decrease from the prior quarter was primarily due to declines in residential real estate and indirect lending, while the increase from December 31, 2023, was driven by increased commercial real estate balances along with increased HELOC balances.

Securities available for sale totaled $1.27 billion at December 31, 2024, compared to $1.29 billion at September 30, 2024 and $1.30 billion at December 31, 2023. Gross unrealized losses on the portfolio totaled $244.1 million at December 31, 2024 compared to $189.4 million at September 30, 2024 and $217.1 million at December 31, 2023. Interest rates rose sharply in the fourth quarter of 2024 from the third quarter of 2024 driving the increase in gross unrealized losses during the quarter. Volatility in the bond market is expected to continue in 2025.

Total deposits declined to $4.27 billion at December 31, 2024 from $4.36 billion at September 30, 2024, but increased $89.4 million from $4.18 billion at December 31, 2023. The increase since December 31, 2023, was driven by the acquisition of $75.0 million in brokered deposits in the third quarter of 2024 and growth in customer deposits (non-brokered) of $14.4 million. The decline since September 30, 2024 was driven by the seasonal decline in public funds which totaled approximately $113.2 million.

Total stockholders’ equity declined to $406.0 million at December 31, 2024, compared to $439.7 million at September 30, 2024 and $404.4 million at December 31, 2023. The decrease from September 30, 2024 was primarily driven by an increase in the unrealized losses on investment securities. The increase since December 31, 2023 was primarily driven by an increase in retained earnings offset by an increase in unrealized losses on investment securities.

Credit Quality

Non-performing loans increased to $22.8 million at December 31, 2024, compared to $19.1 million at September 30, 2024 and $15.1 million at December 31, 2023. The increase since September 30, 2024 was primarily driven by the addition of a single commercial credit with a balance of $2.6 million. The increase from December 31, 2023 resulted from the addition of a single commercial real estate credit with a remaining balance of $8.1 million and the $2.6 million commercial credit mentioned above offset by declines in the balances of other non-performing loans. The Company expects that a single non-performing loan with a balance of $1.2 million will be paid off in the first quarter of 2025 and two other non-performing loans totaling $1.6 million will be sold in the first quarter of 2025 at par. Non-performing loans to total loans were 0.70% at December 31, 2024 compared to 0.58% at September 30, 2024 and 0.47% at December 31, 2023. The Company’s loans which were 30-89 days delinquent were $13.0 million at December 31, 2024, or 0.40% of total loans. This is down from $15.6 million at September 30, 2024 and $16.7 million at December 31, 2023.

The Company’s provision for credit losses and unfunded commitments totaled $295,000 for the quarter ended December 31, 2024, compared to $286,000 for the quarter ended December 31, 2023. Annualized net charge-offs as a percentage of average loans were 0.08% for the fourth quarter of 2024, compared to 0.10% for the fourth quarter of 2023. The allowance for credit losses to total loans was 1.10% at December 31, 2024, compared to 1.10% at September 30 2024, and 1.08% at December 31, 2023.

Net Interest Income

The Company recorded $32.7 million of net interest income in the fourth quarter of 2024 compared to $32.8 million in the fourth quarter of 2023. Average interest earning assets increased to $4.91 billion in the fourth quarter of 2024 compared to $4.82 billion for the fourth quarter of 2023. The increase was driven by an increase in average loan balances of $82.2 million and an increase in federal funds sold and other earning assets of $39.1 million. These increases were offset by a decline in the average balance of investment securities. The net interest margin declined to 2.72% in the fourth quarter of 2024 compared to 2.78% in the fourth quarter of 2023 but was up sharply from the 2.66% margin reported in the third quarter of 2024. The year-over-year decline in net interest margin was due to higher funding costs outstripping the increase in yields on earning assets. The current rate cutting cycle by the Federal Reserve that began in September of 2024 had a significant impact on funding costs in the fourth quarter of 2024 and was the primary reason for the net interest margin increasing during the fourth quarter. The yield on interest bearing liabilities declined from 2.84% in the third quarter of 2024 to 2.72% in the fourth quarter of 2024. The Company expects its net interest margin will continue to expand in 2025 as funding costs reprice lower. Excluding acquisition marks and PPP interest, non-GAAP, the Company’s net interest margin was 2.56% in the fourth quarter of 2024 compared to 2.48% in the third quarter of 2024 and 2.58% in the fourth quarter of 2023.

Noninterest Income

Noninterest income declined from $12.2 million in the fourth quarter of 2023 to $11.4 million in the fourth quarter of 2024 primarily due to a decline of $1.0 million in the net gain on sale of loans. During the fourth quarter of 2023, the Company recognized a gain on the sale of commercial loans totaling $915,000. No gain was recognized on commercial loan sales in 2024.

Income from service charges on deposit accounts increased $213,000 to $1.9 million for the fourth quarter of 2024 compared to $1.7 million for the fourth quarter in 2023. The Company undertook a review of all service charges in late 2023 and early 2024 and implemented fee increases across deposit product lines in the second quarter of 2024. Trust fees in the fourth quarter of 2024 increased by $318,000 to $2.7 million compared to $2.4 million in the fourth quarter of 2023. The increase was due to continued growth in the business unit. Insurance agency commissions declined to $1.3 million in the fourth quarter of 2024 from $1.5 million in the fourth quarter of 2023. The fourth quarter of 2023 included an accrual adjustment that did not occur in 2024. Retirement plan consulting fees increased from $631,000 in the fourth quarter of 2023 to $719,000 in the fourth quarter of 2024. The increase was due to increased business in the division. The acquisition of Crest Retirement Advisors LLC in late December of 2024 is expected to further bolster this unit in 2025. Other mortgage banking fee income increased to $285,000 during the fourth quarter of 2024 from $139,000 in the fourth quarter of 2023. The increase was driven by a recovery on the Company’s mortgage servicing rights in the fourth quarter of 2024. Debit card income grew to $2.2 million in the fourth quarter of 2024 from $1.7 million in the fourth quarter of 2023 as better volumes were realized in the current period. Other noninterest income declined to $856,000 in the fourth quarter of 2024 from $1.6 million in the fourth quarter of 2023. The Company recorded $1.1 million in SBIC income in the fourth quarter of 2023 compared to $527,000 in the fourth quarter of 2024. SBIC investments continue to generate solid returns but income can fluctuate wildly quarter to quarter.

Noninterest Expense

Noninterest expense declined to $26.2 million for the fourth quarter of 2024 compared to $27.0 million for the fourth quarter of 2023. Salaries and employee benefits were $14.4 million for the fourth quarter of 2024 compared to $14.9 million for the fourth quarter of 2023. The decrease was primarily driven by lower healthcare expenses. FDIC and state and local taxes were lower by $465,000 in the fourth quarter of 2024 compared to the fourth quarter of 2023. The decrease was primarily driven by a decrease in FDIC premiums. Professional fees declined to $785,000 for the period ended December 31, 2024, compared to $1.0 million for the period ended December 31, 2023 due to lower legal and consulting expense in the fourth quarter of 2024. The fourth quarter of 2024 included $92,000 of merger related charges for the Crest acquisition compared to $452,000 of merger related charges in the fourth quarter of 2023 for the Emclaire acquisition. Advertising expense declined to $191,000 in the fourth quarter of 2024 compared to $414,000 in the fourth quarter of 2023. The decline was due to an over accrual for advertising expense that was not recognized. Intangible amortization increased to $914,000 in the fourth quarter of 2024 from $578,000 for the fourth quarter of 2023. This increase was driven by acceleration in the amortization from the Cortland acquisition. Other noninterest expense increased to $3.5 million in the fourth quarter of 2024 up from the $3.2 million recognized in the fourth quarter of 2023. The increase was primarily due to $208,000 of operational losses during the fourth quarter of 2024 compared to operational recoveries of $102,000 in the fourth quarter of 2024.

Liquidity

At December 31, 2024, the Company had access to an additional $549.7 million of FHLB borrowing capacity, along with $414.0 million in available for sale securities that are available for additional pledging. The Company’s loan to deposit ratio was 76.6% at December 31, 2024 while the Company’s average deposit balance per account (excluding collateralized deposits) was $25,188 for the same period.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 62 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at December 31, 2024 are $4.2 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,	Percent
	2024	2024	2024	2024	2023	2024	2023	Change
Total interest income	$57,909	$57,923	$56,846	$55,054	$55,069	$227,732	$213,335	6.7%
Total interest expense	25,170	26,047	24,780	23,367	22,239	99,364	75,549	31.5%

Net interest income	32,739	31,876	32,066	31,687	32,830	128,368	137,786	-6.8%
Provision (credit) for credit losses	295	7,008	1,112	(449)	286	7,966	9,153	-13.0%
Noninterest income	11,413	12,340	9,606	8,357	12,156	41,716	41,861	-0.3%
Acquisition related costs	92	0	0	0	452	92	5,475	-98.3%
Other expense	26,082	27,075	26,403	27,039	26,520	106,599	106,321	0.3%

Income before income taxes	17,683	10,133	14,157	13,454	17,728	55,427	58,698	-5.6%
Income taxes	3,292	1,598	2,374	2,214	3,151	9,478	8,766	8.1%

Net income	$14,391	$8,535	$11,783	$11,240	$14,577	$45,949	$49,932	-8.0%

Average diluted shares outstanding	37,616	37,567	37,487	37,479	37,426	37,512	37,498
Basic earnings per share	0.38	0.23	0.32	0.30	0.39	1.23	1.34
Diluted earnings per share	0.38	0.23	0.31	0.30	0.39	1.22	1.33
Cash dividends per share	0.17	0.17	0.17	0.17	0.17	0.68	0.68
Performance Ratios
Net Interest Margin (Annualized)	2.72%	2.66%	2.71%	2.70%	2.78%	2.69%	2.91%
Efficiency Ratio (Tax equivalent basis)	56.42%	58.47%	60.80%	61.54%	57.84%	59.26%	59.24%
Return on Average Assets (Annualized)	1.12%	0.66%	0.93%	0.90%	1.17%	0.90%	0.99%
Return on Average Equity (Annualized)	13.43%	8.18%	12.15%	11.47%	17.98%	11.28%	13.97%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.16%	0.69%	0.97%	0.93%	1.22%	0.94%	1.03%
Return on Average Tangible Equity	23.95%	14.94%	23.74%	21.88%	43.77%	21.05%	30.23%

Consolidated Statements of Financial Condition
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
	2024	2024	2024	2024	2023
Assets
Cash and cash equivalents	$85,738	$189,136	$180,987	$148,630	$103,658
Debt securities available for sale	1,266,553	1,293,350	1,246,730	1,270,149	1,299,701
Other investments	45,405	33,617	37,594	34,619	35,311
Loans held for sale	5,005	2,852	2,577	1,854	3,711
Loans	3,268,346	3,280,517	3,237,369	3,181,318	3,198,127
Less allowance for credit losses	35,863	36,186	33,991	33,159	34,440

Net Loans	3,232,483	3,244,331	3,203,378	3,148,159	3,163,687

Other assets	483,740	473,217	485,587	476,599	472,282

Total Assets	$5,118,924	$5,236,503	$5,156,853	$5,080,010	$5,078,350

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$965,507	$969,682	$968,693	$977,475	$1,026,630
Interest-bearing	3,226,321	3,317,223	3,237,142	3,220,650	3,150,756
Brokered time deposits	74,951	74,932	0	0	0

Total deposits	4,266,779	4,361,837	4,205,835	4,198,125	4,177,386
Other interest-bearing liabilities	391,150	371,038	494,890	433,777	443,663
Other liabilities	54,967	63,950	59,434	51,082	52,886

Total liabilities	4,712,896	4,796,825	4,760,159	4,682,984	4,673,935
Stockholders’ Equity	406,028	439,678	396,694	397,026	404,415

Total Liabilities and Stockholders’ Equity	$5,118,924	$5,236,503	$5,156,853	$5,080,010	$5,078,350

Period-end shares outstanding	37,586	37,574	37,575	37,546	37,503
Book value per share	$10.80	$11.70	$10.56	$10.57	$10.78
Tangible book value per share (Non-GAAP)*	5.80	6.69	5.53	5.52	5.71

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Capital and Liquidity	2024	2024	2024	2024	2023	2024	2023
Common Equity Tier 1 Capital Ratio (a)	11.26%	10.91%	10.94%	10.88%	10.61%
Total Risk Based Capital Ratio (a)	14.67%	14.34%	14.42%	14.38%	14.06%
Tier 1 Risk Based Capital Ratio (a)	11.75%	11.39%	11.43%	11.37%	11.10%
Tier 1 Leverage Ratio (a)	8.37%	8.20%	8.26%	8.19%	8.02%
Equity to Asset Ratio	7.93%	8.40%	7.69%	7.82%	7.96%
Tangible Common Equity Ratio (b)	4.42%	4.98%	4.18%	4.24%	4.38%
Net Loans to Assets	63.15%	61.96%	62.12%	61.97%	62.30%
Loans to Deposits	76.60%	75.21%	76.97%	75.78%	76.56%
Asset Quality
Non-performing loans	$22,818	$19,076	$12,870	$11,951	$15,063
Non-performing assets	22,903	19,137	12,975	12,215	15,321
Loans 30 - 89 days delinquent	13,032	15,562	18,546	14,069	16,705
Charged-off loans	928	5,116	661	1,282	972	7,987	2,937
Recoveries	293	504	98	271	172	1,166	681
Net Charge-offs	635	4,612	563	1,011	800	6,821	2,256
Annualized Net Charge-offs to Average Net Loans	0.08%	0.58%	0.07%	0.13%	0.10%	0.21%	0.07%
Allowance for Credit Losses to Total Loans	1.10%	1.10%	1.05%	1.04%	1.08%
Non-performing Loans to Total Loans	0.70%	0.58%	0.40%	0.38%	0.47%
Loans 30 - 89 Days Delinquent to Total Loans	0.40%	0.47%	0.57%	0.44%	0.52%
Allowance to Non-performing Loans	157.17%	189.69%	264.11%	277.46%	228.64%
Non-performing Assets to Total Assets	0.45%	0.37%	0.25%	0.24%	0.30%

(a)	December 31, 2024 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

		For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Loan Balances	2024	2024	2024	2024	2023
Commercial real estate	$1,382,714	$1,372,374	$1,348,675	$1,339,372	$1,335,806
Commercial	349,966	358,247	343,694	335,747	346,354
Residential real estate	845,081	852,444	849,561	836,252	843,697
HELOC	158,014	155,967	151,511	143,696	142,441
Consumer	259,954	269,231	268,606	256,846	259,784
Agricultural loans	262,392	261,773	265,035	260,425	261,288

Total, excluding net deferred loan costs	$3,258,121	$3,270,036	$3,227,082	$3,172,338	$3,189,370

		For the Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
End of Period Customer Deposit Balances	2024	2024	2024	2024	2023
Noninterest-bearing demand	$965,507	$969,682	$968,693	$977,474	$1,026,630
Interest-bearing demand	1,366,255	1,453,288	1,380,266	1,381,383	1,362,609
Money market	682,558	676,664	677,058	646,308	593,975
Savings	414,796	418,771	433,166	452,949	468,890
Certificate of deposit	762,712	768,500	746,652	740,011	725,282

Total customer deposits	$4,191,828	$4,286,905	$4,205,835	$4,198,125	$4,177,386

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Income	2024	2024	2024	2024	2023	2024	2023
Service charges on deposit accounts	$1,890	$1,992	$1,846	$1,583	$1,677	$7,311	$6,322
Bank owned life insurance income, including death benefits	613	688	652	707	617	2,659	2,442
Trust fees	2,700	2,544	2,345	2,510	2,382	10,099	9,047
Insurance agency commissions	1,273	1,416	1,255	1,528	1,540	5,472	5,444
Security gains (losses), including fair value changes for equity securities	10	(403)	(124)	(2,120)	19	(2,638)	(471)
Retirement plan consulting fees	719	677	623	617	631	2,637	2,467
Investment commissions	621	476	478	432	589	2,007	1,978
Net gains on sale of loans	282	506	417	297	1,280	1,502	2,391
Other mortgage banking fee income (loss), net	285	(168)	192	125	139	435	711
Debit card and EFT fees	2,164	1,993	1,760	1,567	1,697	7,484	7,059
Other noninterest income	856	2,619	162	1,111	1,585	4,748	4,471

Total Noninterest Income	$11,413	$12,340	$9,606	$8,357	$12,156	$41,716	$41,861

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
Noninterest Expense	2024	2024	2024	2024	2023	2024	2023
Salaries and employee benefits	$14,424	$14,874	$14,558	$15,069	$14,871	$58,925	$57,374
Occupancy and equipment	4,075	3,968	3,815	3,730	3,896	15,588	15,434
FDIC insurance and state and local taxes	1,019	1,480	1,185	1,345	1,484	5,029	5,848
Professional fees	785	1,084	1,194	1,254	1,004	4,317	4,351
Merger related costs	92	0	0	0	452	92	5,475
Advertising	191	435	445	431	414	1,503	1,793
Intangible amortization	914	629	630	688	578	2,861	3,434
Core processing charges	1,201	1,186	1,099	1,135	1,057	4,622	4,639
Other noninterest expenses	3,471	3,419	3,477	3,387	3,216	13,754	13,448

Total Noninterest Expense	$26,172	$27,075	$26,403	$27,039	$26,972	$106,691	$111,796

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	December 31, 2024			December 31, 2023
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,270,825	$47,286	5.78%	$3,188,581	$44,868	5.63%
Taxable securities	1,119,391	6,850	2.45	1,113,107	6,536	2.35
Tax-exempt securities (2)	379,342	2,991	3.15	411,860	3,235	3.14
Other investments	38,855	420	4.32	37,625	529	5.62
Federal funds sold and other	104,289	987	3.79	65,236	564	3.46

Total earning assets	4,912,702	58,534	4.77	4,816,409	55,732	4.63
Nonearning assets	247,199			163,905

Total assets	$5,159,901			$4,980,314

INTEREST-BEARING LIABILITIES
Time deposits	$765,674	$7,463	3.90%	$712,485	$6,291	3.53%
Brokered time deposits	74,941	822	4.39	96,634	1,315	5.44
Savings deposits	1,091,547	4,056	1.49	1,068,465	2,918	1.09
Demand deposits - interest bearing	1,419,048	8,731	2.46	1,393,252	7,922	2.27

Total interest-bearing deposits	3,351,210	21,072	2.52	3,270,836	18,446	2.26
Short term borrowings	260,369	3,105	4.77	206,826	2,749	5.32
Long term borrowings	86,096	993	4.61	88,609	1,043	4.71

Total borrowed funds	346,465	4,098	4.73	295,435	3,792	5.13

Total interest-bearing liabilities	3,697,675	25,170	2.72	3,566,271	22,238	2.49
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	973,788			1,035,405
Other liabilities	59,792			54,306
Stockholders’ equity	428,646			324,332

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,159,901			$4,980,314

Net interest income and interest rate spread		$33,364	2.05%		$33,494	2.14%

Net interest margin			2.72%			2.78%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $94 thousand and $530 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $86 thousand and $577 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2024			December 31, 2023
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,227,384	$186,032	5.76%	$3,155,858	$172,161	5.46%
Taxable securities	1,110,905	26,838	2.42	1,143,547	26,231	2.29
Tax-exempt securities (2)	386,643	12,165	3.15	419,557	13,283	3.17
Other investments	35,402	1,450	4.10	39,559	1,986	5.02
Federal funds sold and other	96,288	3,727	3.87	74,950	2,476	3.30

Total earning assets	4,856,622	230,212	4.74	4,833,471	216,137	4.47
Nonearning assets	234,297			205,683

Total assets	$5,090,919			$5,039,154

INTEREST-BEARING LIABILITIES
Time deposits	$745,945	$29,329	3.93%	$654,717	$19,462	2.97%
Brokered time deposits	25,389	1,108	4.36	132,895	6,204	4.67
Savings deposits	1,095,470	16,144	1.47	1,113,561	9,899	0.89
Demand deposits - interest bearing	1,396,193	34,588	2.48	1,415,425	27,541	1.95

Total interest-bearing deposits	3,262,997	81,169	2.49	3,316,598	63,106	1.90
Short term borrowings	293,488	14,105	4.81	160,964	8,357	5.19
Long term borrowings	87,749	4,090	4.66	88,439	4,086	4.62

Total borrowed funds	381,237	18,195	4.77	249,403	12,443	4.99

Total interest-bearing liabilities	3,644,234	99,364	2.73	3,566,001	75,549	2.12
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$981,115			$1,065,389
Other liabilities	58,134			50,302
Stockholders’ equity	407,436			357,462

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,090,919			$5,039,154

Net interest income and interest rate spread		$130,848	2.01%		$140,588	2.35%

Net interest margin			2.69%			2.91%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2024, adjustments of $322 thousand and $2.2 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2023, adjustments of $268 thousand and $1.9 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2024	2024	2024	2024	2023	2024	2023
Total Assets	$5,118,924	$5,236,503	$5,156,853	$5,080,010	$5,078,350	$5,118,924	$5,078,350
Less Goodwill and other intangibles	188,200	188,340	188,970	189,599	190,288	188,200	190,288

Tangible Assets	$4,930,724	$5,048,163	$4,967,883	$4,890,411	$4,888,062	$4,930,724	$4,888,062

Average Assets	5,159,901	5,134,062	5,044,516	5,023,966	4,980,314	5,090,919	5,039,154
Less average Goodwill and other intangibles	188,256	188,755	189,382	190,040	191,108	189,105	192,306

Average Tangible Assets	$4,971,645	$4,945,307	$4,855,134	$4,833,926	$4,789,206	$4,901,814	$4,846,848

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2024	2024	2024	2024	2023	2024	2023
Stockholders’ Equity	$406,028	$439,678	$396,694	$397,026	$404,415	$406,028	$404,415
Less Goodwill and other intangibles	188,200	188,340	188,970	189,599	190,288	188,200	190,288

Tangible Common Equity	$217,828	$251,338	$207,724	$207,427	$214,127	$217,828	$214,127

Average Stockholders’ Equity	428,646	417,327	387,881	395,549	324,332	407,436	357,462
Less average Goodwill and other intangibles	188,256	188,755	189,382	190,040	191,108	189,105	192,306

Average Tangible Common Equity	$240,390	$228,572	$198,499	$205,509	$133,224	$218,331	$165,156

Reconciliation of Net Income, Less Merger and Certain Items	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2024	2024	2024	2024	2023	2024	2023
Net income	$14,391	$8,535	$11,783	$11,240	$14,577	$45,949	$49,932
Acquisition related costs - after tax	82	0	0	0	358	82	4,395
Acquisition related provision - after tax	0	0	0	0	0	0	6,077
Employee severence - after tax	0	0	0	0	798	0	798
Lawsuit settlement expense - after tax	0	0	0	0	0	0	620
Net (gain) on loan sale - after tax	0	0	0	0	(723)	0	(723)
Net loss (gain) on asset/security sales - after tax	70	(32)	407	1,675	171	2,120	698

Net income - Adjusted	$14,543	$8,503	$12,190	$12,915	$15,181	$48,151	$61,797

Diluted EPS excluding merger and certain items	$0.39	$0.23	$0.33	$0.34	$0.41	$1.28	$1.65

Return on Average Assets excluding merger and certain items (Annualized)	1.13%	0.66%	0.97%	1.03%	1.22%	0.95%	1.23%
Return on Average Equity excluding merger and certain items (Annualized)	13.57%	8.15%	12.57%	13.06%	18.72%	11.82%	17.29%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	24.20%	14.88%	24.56%	25.14%	45.58%	22.05%	37.42%

Efficiency ratio excluding certain items	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2024	2024	2024	2024	2023	2024	2023
Net interest income, tax equated	$33,364	$32,483	$32,661	$32,341	$33,494	$130,848	$140,588
Noninterest income	11,413	12,340	9,606	8,357	12,156	41,716	41,861
Net (gain) on loan sale	0	0	0	0	(915)	0	(915)
Net loss (gain) on asset/security sales	89	(41)	515	2,120	217	2,684	883

Net interest income and noninterest income adjusted	44,866	44,782	42,782	42,818	44,952	175,248	182,417
Noninterest expense less intangible amortization	25,260	26,446	25,773	26,351	26,394	103,830	108,361
Legal settlement expense	0	0	0	0	0	0	785
Employee severence	0	0	0	0	1,010	0	1,010
Acquisition related costs	92	0	0	0	452	92	5,475

Noninterest expense adjusted	25,168	26,446	25,773	26,351	24,932	103,738	101,091
Efficiency ratio excluding certain items	56.10%	59.05%	60.24%	61.54%	55.46%	59.19%	55.42%

Net interest margin excluding acquisition marks and PPP interest and fees	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2024	2024	2024	2024	2023	2024	2023
Net interest income, tax equated	$33,364	$32,483	$32,661	$32,341	$33,494	$130,848	$140,588
Acquisition marks	1,953	2,123	2,391	2,370	2,475	8,837	10,946
PPP interest and fees	0	0	1	1	1	2	5

Adjusted and annualized net interest income	125,644	121,440	121,076	119,880	124,072	122,009	129,637

Average earning assets	4,912,702	4,890,344	4,825,532	4,796,922	4,816,409	4,856,622	4,833,471

Less PPP average balances	112	118	171	213	229	153	254

Adjusted average earning assets	4,912,590	4,890,226	4,825,361	4,796,709	4,816,180	4,856,469	4,833,217

Net interest margin excluding marks and PPP interest and fees	2.56%	2.48%	2.51%	2.50%	2.58%	2.51%	2.68%